SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

This Second Amendment to Stock Purchase Agreement (“Second Amendment”) is entered into as of July 16, 2008 by and among Fine Lake International Limited, a company organized under the laws of the British Virgin Islands (“Buyer”) and a wholly-owned subsidiary of China Water and Drinks Inc., a Nevada corporation (“CWD”), CWD, and Peter Ng and Connie Leung, the shareholders (jointly, the “Sellers” and individually, a “Seller”) of Pilpol (HK) Biological Limited, a Hong Kong company (“Pilpol”) that owns and operates Naning Taoda Drink Company Limited, a PRC company.

WHEREAS, Buyer, CWD, and the Sellers are contracting parties to that certain Stock Purchase Agreement, dated as of June 15, 2007 (the “Original Agreement”), pursuant to which Buyer purchased 100% of the outstanding equity of Pilpol (the “Shares”);

WHEREAS, Buyer, CWD, and the Sellers are contracting parties to that certain Amendment No. 1 to Stock Purchase Agreement, dated as of August 15, 2007 (the “First Amendment”), pursuant to which the parties thereto amended the Original Agreement (the Original Agreement as amended by the First Amendment is referred to herein as the “Agreement”);

WHEREAS, Section 7.04 of the Agreement provides that the Agreement may be amended in a written instrument signed by the parties thereto or their respective successors and assigns; and

WHEREAS, Buyer, CWD, and the Sellers desire to amend certain provisions of the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.  Definitions.All terms used in this Second Amendment not otherwise defined herein shall have the same meanings as in the Agreement. The Recitals above shall be incorporated into and shall form a part of this Second Amendment. References to sections and Articles in this Second Amendment shall mean the sections and Articles of the Agreement unless otherwise stated.

2.  Effective Date. Upon execution of this Second Amendment, all of the provisions in this Second Amendment amending and supplementing the Agreement shall become effective and binding upon the parties commencing on and after the date first stated above.

3.  Amendments to the Agreement. On and after the date first stated above, the following amendments and supplements shall apply to the Agreement:

a.	The Agreement shall be supplemented by the addition of the following defined terms to Section 1.01 of the Agreement:

“Converted Shares” has the meaning set forth in Section 2.04 hereof.

“Effective Time” has the meaning set forth in Section 1.3 of the Merger Agreement.

“Merger” has the meaning set forth in the Recitals to the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization dated as of May 19, 2008 by and among Heckmann Corporation, a Delaware corporation, Heckmannn Acquisition II Corporation, a Delaware corporation, and CWD.

b.	Section 2.04 of the Agreement shall be amended and restated in its entirety as follows:

“SECTION 2.04. Stock Consideration; Lock-up.

(a) Reasonably promptly after July 16, 2008 (the “Stock Consideration Payment Date”), CWD shall issue to the Sellers and Buyer shall deliver to the Sellers the Stock Consideration, which shall consist of 1,523,578 shares of CWD Common Stock. The certificates representing the shares of CWD Common Stock comprising the Stock Consideration shall bear the legend set forth in Section 3.13.

(b) Prior to the Effective Time of the Merger, either Seller may sell, transfer or otherwise dispose of the shares of CWD Common Stock comprising the Stock Consideration, provided that, (1) in the case of a sale, transfer or other disposition, other than a sale, transfer or disposition pursuant to Rule 144 under the Securities Act, the transferee makes the representations and warranties in Sections 3.10, 3.11, 3.12 and 3.13 hereof, agrees to be bound by the terms hereof, and agrees to effect any sale, transfer or other disposition of the shares of CWD Common Stock received from either Seller through Credit Suisse Securities (USA) LLC; or (2) in the case of a sale, transfer or other disposition pursuant to Rule 144 under the Securities Act of 1933, any such sale, transfer or other disposition is made through Credit Suisse Securities (USA) LLC, is in compliance with the requirements of Rule 144 under the Securities Act, and is accompanied by an opinion of counsel reasonably satisfactory to CWD that the transfer may be effected in accordance with U.S. securities and any other applicable laws.

(c) In the event that any Seller elects to convert all or any portion of the shares of CWD Common Stock included in the Stock Consideration into shares of Heckmann Corporation’s common stock at the Effective Time of the Merger pursuant to the Merger Agreement (the “Converted Shares”), each of the Sellers hereby agrees that such Seller shall not sell, transfer or otherwise dispose of fifty percent (50%) of the Converted Shares for a period of one (1) year from the date such Seller receives the Converted Shares.”

4.  No Change. Except as provided by this Second Amendment, none of the rights, obligations, terms, or conditions in the Agreement are amended, modified or otherwise changed by this Second Amendment and after the Amendment Date, this Second Amendment and the Agreement shall be read as one document.

5.  Governing Law. This Second Amendment shall be governed and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

6.  Counterparts. This Second Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on the next page]

IN WITNESS WHEREOF, the parties hereto through their respective authorized signatories have executed this Second Amendment to Stock Purchase Agreement as of the date first stated above.

BUYERS

FINE LAKE INTERNATIONAL LIMITED
a British Virgin Islands company

By: /s/ Xu Hong Bin
Name: Xu Hong Bin
Title: Director                                _____

CWD

CHINA WATER AND DRINKS INC.
a Nevada corporation

By: /s/ Xu Hong Bin
Name: Xu Hong Bin
Title: President

SELLERS

Shareholders of Pilpol (HK) Biological Limited

/s/ Peter Ng
Peter Ng

/s/ Connie Leung
Connie Leung